                              AMENDMENT NO. 18 TO
                        AUTOMATIC REINSURANCE AGREEMENT
                        EFFECTIVE AS OF DECEMBER 1, 2004
                                  (Agreement)

                                    between

                      METROPOLITAN LIFE INSURANCE COMPANY
                                    (Cedent)

                                      and

                        EXETER REASSURANCE COMPANY, LTD.
                                  (Reinsurer)

The Agreement is hereby amended, as of April 1, 2012, as follows:

     1. The attached Article V, Reinsurance Premiums, amends and, as amended, restates Article V, Reinsurance Premiums.

     2. The attached Schedule A, Plans of Reinsurance, amends and, as amended, restates Schedule A, Plans of Reinsurance.

     3. The attached Exhibit II, Reinsurance Premiums, amends and, as amended, restates Exhibit II, Reinsurance Premiums.

This Amendment No. 18 does not alter, amend or modify the Agreement other than as set forth herein, and the terms and conditions of the Agreement, as amended herein, continue in effect without other change.

In Witness whereof, the parties have caused this Amendment No. 18 to be signed in duplicate counterparts as of the date first above written.

METROPOLITAN LIFE INSURANCE COMPANY

By:     /s/ Roberto Baron
        -------------------------------

Name:   Roberto Baron
        -------------------------------

Title:  Senior Vice President
        -------------------------------

EXETER REASSURANCE COMPANY, LTD.

By:     /s/ Christopher Kremer
        -------------------------------

Name:   Christopher Kremer
        -------------------------------

Title:  Vice President and Actuary
        -------------------------------

                                   ARTICLE V

                              REINSURANCE PREMIUMS

A. The Cedent shall pay the Reinsurer an Initial Reinsurance Premium equal to $4,250,302.

B. The total Reinsurance Premium for the business ceded hereunder is the sum of the GMDB Reinsurance Premium, the EPB Reinsurance Premium, the GMIB Reinsurance Premium, the GWB Reinsurance Premium, and the GMAB Reinsurance Premium, each of which is defined separately in this article.

C. The Reinsurance Premium rates and structure described above are subject to change in accordance with the criteria described in Article XV.

D. The Reinsurance Premium rates are expressed in terms of basis points and are defined in Exhibit II.

GMDB Reinsurance Premium
------------------------

E. For Guaranteed Minimum Death Benefits other than Enhanced Death Benefits, the Cedent shall calculate, for each premium class, the Reinsurer's Percentage of the average aggregate separate account value for the reporting month. This value shall be applied to the GMDB Reinsurance Premium rates per premium class on a 1/12th basis.

F. For Enhanced Death Benefit Guaranteed Minimum Death Benefits, the Cedent shall calculate, for each premium class, the Reinsurer's Percentage of the average aggregate Death Benefit Base for the reporting month. This value shall be applied to the GMDB Reinsurance Premium rates per premium class on a 1/12th basis.

EPB Reinsurance Premium
-----------------------

G. The Cedent shall calculate the Reinsurer's Percentage of the average aggregate separate account value for the reporting month. This value shall be applied to the annualized EPB reinsurance premium rates per premium class on a 1/12th basis.

GMIB Reinsurance Premium
------------------------

H. The Cedent shall calculate, for each premium class, the Reinsurer's Percentage of the average aggregate IBB value for the reporting month. This value shall be applied to the annualized GMIB cession premium rates on a 1/12th basis.

GWB Reinsurance Premium
-----------------------

I. The Cedent shall calculate the Reinsurer's Percentage of the Guaranteed Withdrawal Amount for the reporting month. This value shall be applied to the annualized GWB Reinsurance Premium rates per premium class on a 1/12th basis.

GMAB Reinsurance Premium
------------------------

J. The Cedent shall calculate for the reporting month the Reinsurer's Percentage of the Guaranteed Accumulation Amount. This value shall be applied to the annualized GMAB cession premium rates on a 1/12th basis.

                                   SCHEDULE A

                              PLANS OF REINSURANCE

A.   Reinsurer's Percentage:

          100% of the business described herein.

B.   Effective Date:

          December 1, 2004

C.   Reinsured Contracts:

     METROPOLITAN LIFE INSURANCE COMPANY

     DEFERRED ANNUITY CONTRACTS
     --------------------------

     Preference Plus Select Variable Annuity - All Share Classes
     Preference Premier - All Share Classes

     FORM NUMBERS
     ------------

     Guaranteed Minimum Death Benefits Ceded:
     ----------------------------------------

     Fifth Year Step-up: Form ML-535 (07/01)
     Annual Step-Up: Form ML-550 (07/01)
     Greater of Annual Step-Up and 5% Rollup: Form ML-540(07/01)
     Enhanced Death Benefit: Form ML-640-1 (4/08)
     Enhanced Death Benefit II: Form ML-640-1 (4/08) & Endorsement ML-RMD
        (7/10)-E
     Enhanced Death Benefit III: Form ML-640-1 (4/08) & Endorsement ML-RMD
        (7/10)-E
     Enhanced Death Benefit Max: Form ML-640-1 (4/08) & Endorsement ML-RMD
        (7/10)-E
     Enhanced Death Benefit Max II: Form ML-640-1 (4/08) & Endorsement ML-RMD
       (7/10)-E
     Enhanced Death Benefit Max III: Form ML-640-1 (4/08) & Endorsement ML-RMD
       (7/10)-E
     Additional Death Benefit - Earnings Preservation Benefit (EPB): ML-570
       (07/01)

     Guaranteed Minimum Income Benefits Ceded:
     -----------------------------------------

     Guaranteed Minimum Income Benefit: Form ML-560 (07/01)
     Guaranteed Minimum Income Benefit II: Form ML-560-1 (03/03)
     Guaranteed Minimum Income Benefit Plus: Form ML-560-2 (05/05)
     Guaranteed Minimum Income Benefit Plus: Form ML-560-4 (4/08)
     Guaranteed Minimum Income Benefit Plus: Form ML-560-5-NY (7/08)
     Guaranteed Minimum Income Benefit Plus III: ML-560-4 (4/08) or ML-560-8-NY
        (11/10) or ML-560-6 (11/10) & Endorsement ML-RMD (7/10)-E / Endorsement ML-RMD-NY (7/10)-E

     Guaranteed Minimum Income Benefit Plus IV: Form ML-560-4 (4/08),
        ML-560-10-NY (9/11), ML-560-7 (9/11) & Endorsement ML-RMD (7/10)-E /
        Endorsement ML-RMD-NY (7/10)-E

     Guaranteed Minimum Income Benefit Max: Form ML-560-4 (4/08) or ML-560-9-NY
        (9/10) & Endorsement ML-RMD (7/10)-E / Endorsement ML-RMD-NY (7/10)-E

     Guaranteed Minimum Income Benefit Max II: Form ML-560-4 (4/08) ,
        ML-560-11-NY (9/11), ML-560-8 (9/11) or Endorsement ML-RMD (7/10)-E /
        Endorsement ML-RMD-NY (7/10)-E

     Guaranteed Minimum Income Benefit Max III: Form ML-560-4 (4/08) ,
        ML-560-12-NY (12/11), ML-560-9 (12/11), ML-560-5 (9/10), or Endorsement
        ML-RMD (7/10)-E / Endorsement ML-RMD-NY (7/10)-E

     Guaranteed Withdrawal Benefits Ceded:
     -------------------------------------

     Guaranteed Withdrawal Benefit: Form ML-690-1 (7/04)
     Guaranteed Withdrawal Benefit: Form ML-690-2 (11/05)
     Lifetime Guaranteed Withdrawal Benefit: Form ML-690-3 (6/06)
     Lifetime Withdrawal Guaranteed Benefit (2008 Version): Form ML-690-4 (4/08)
        or ML-690-4 (7/08) or ML-690-5 (7/09) or ML-690-6-NY (7/09)

     Guaranteed Minimum Accumulation Benefits Ceded:
     -----------------------------------------------

     Guaranteed Minimum Accumulation Benefit: Form ML-670-1 (11/05)

                                   EXHIBIT II

                              REINSURANCE PREMIUMS

A.   GMDB PROGRAM

                                                                      REINSURANCE PREMIUM
         GMDB PROGRAM                     PRODUCTS COVERED               (BASIS POINTS)
------------------------------  ------------------------------------  --------------------
Fifth Year Step-up                          All Products                      10.00

Annual Step-up                      Plan Codes: 225010, 225011,               10.00
                                  225020, 225021, 225030, 225031,
                                     225050, 225110, and 225150

Annual Step-up                            Other Plan Codes                    20.00

Greater of Annual Step-             Plan Codes: 225010, 225011,               25.00
Up and 5% Rollup                  225020, 225021, 225030, 225031,
                                     225050, 225110, and 225150

Greater of Annual Step-                   Other Plan Codes                    35.00
Up and 5% Rollup

Enhanced Death Benefit            All Products sold before May 4,            65.00*
                                        2009, Issue Age 0-69

Enhanced Death Benefit          All Products sold on or after May 4,          75.00
                                        2009, Issue Age 0-69

Enhanced Death Benefit             All Products sold on or before            85.00*
                                 February 20, 2009, Issue Age 70-75

Enhanced Death Benefit          All Products sold after February 20,         90.00*
                                 2009 and before May 4, 2009, Issue
                                             Age 70-75

Enhanced Death Benefit          All Products sold on or after May 4,          95.00
                                       2009, Issue Age 70-75

Enhanced Death Benefit II          All Products, Issue Ages 0-69              65.00

Enhanced Death Benefit II          All Products, Issue Ages 70-75            115.00

Enhanced Death Benefit Max         All Products, Issue Ages 0-69              65.00

Enhanced Death Benefit Max         All Products, Issue Ages 70-75            115.00

Enhanced Death Benefit III         All Products, Issue Ages 0-69              65.00

Enhanced Death Benefit III         All Products, Issue Ages 70-75            115.00

Enhanced Death Benefit Max II      All Products, Issue Ages 0-69              65.00

                                                                      REINSURANCE PREMIUM
         GMDB PROGRAM                     PRODUCTS COVERED               (BASIS POINTS)
------------------------------  ------------------------------------  --------------------
Enhanced Death Benefit Max II      All Products, Issue Ages 70-75            115.00

Enhanced Death Benefit Max III     All Products, Issue Ages 0-69              65.00

Enhanced Death Benefit Max III     All Products, Issue Ages 70-75            115.00

Earnings Preservation Benefit               All Products                      25.00

*Prior to May 4, 2009, if the Enhanced DB is elected in combination with Guaranteed Minimum Income Benefit Plus (Form ML-560-4), there will be a 5 bps reduction in the fee

B.   INCOME PROGRAM

                                                                        REINSURANCE PREMIUM
  INCOME PROGRAM                     PRODUCTS COVERED                      (BASIS POINTS)
------------------  --------------------------------------------------  --------------------
GMIB                      All Products sold prior to May 1, 2003                 35

GMIB & GMIB II          Plan codes 225080, 225090, 2250A0, 2250A1,               45
                         2250B0, 2250B1, 2250C0, 2250C1, 2250D0,
                         2250D1, 2250E0, 2250E1, 2250L0, 2250L1,
                     225180, and 2251B0 sold after April 30, 2003 and
                       before May 1, 2005 if GMDB program is Annual
                          Step or Max of Annual Step and Rollup

GMIB & GMIB II       All other Products sold after April 30, 2003 and            50
                    before May 1, 2005 and for All Products sold after
                                      April 30,2005

GMIB Plus: Forms    All Products sold after April 30, 2005 and before            75
ML-560-2 and ML-                    February 26, 2007.
560-4

GMIB Plus: Forms     All Products sold on or after February 26, 2007             80
ML-560-2 and ML-           and on or before February 20, 2009.
560-4

GMIB Plus: Form      All Products sold on or before February 20, 2009            75
ML-560-5

GMIB Plus: Forms        All Products sold after February 20, 2009                100
ML-560-2, ML-
560-4 and ML-
RMD (7/10)-E

GMIB Plus: Form         All Products sold after February 20, 2009                95
ML-560-5 and ML-
560-8-NY

GMIB Plus III:                         All Products                              100
Form ML-560-4 or
Form ML-560-6
(11/10) & ML-RMD
(7/10)-E or

                                                                        REINSURANCE PREMIUM
  INCOME PROGRAM                     PRODUCTS COVERED                      (BASIS POINTS)
------------------  --------------------------------------------------  --------------------
ML-560-9-NY
(11/10) and ML-
RMD-NY (7/10)-E

GMIB Max:                              All Products                              100
Form ML-560-4 &
ML-RMD (7/10)-E
or
ML-560-9-NY
(9/10) and ML-
RMD-NY (7/10)-E

GMIB Plus IV:                          All Products                              100
Form ML-560-4
(4/08) or ML-560-
7-(9/11) & ML-
RMD (7/10)-E or
ML-560-10-NY
(9/11) & ML-RMD-
NY (7/10)-E

GMIB Max II:                           All Products                              100
Form ML-560-4
(4/08) or ML-560-
8-(9/11) & ML-
RMD (7/10)-E or
ML-560-11-NY
(9/11) & ML-RMD-
NY (7/10)-E

GMIB Max III:                          All Products                              100
Form ML-560-4
(4/08) or ML-560-
9-(12/11) or ML-
560-5 (9/10) & ML-
RMD (7/10)-E or
ML-560-12-NY
(12/11) & ML-
RMD-NY (7/10)-E

C.   WITHDRAWAL PROGRAM

                                                                             REINSURANCE PREMIUM
   WITHDRAWAL PROGRAM                      PRODUCTS COVERED                     (BASIS POINTS)
-------------------------  ------------------------------------------------  --------------------
Guaranteed Withdrawal                  All Products sold before                      50.00
Benefit                                     July 16, 2007

Guaranteed Withdrawal        All Products sold on or after July 16, 2007             55.00
Benefit

Lifetime GWB - Single                        All Products                            50.00
Life Version

Lifetime GWB - Joint Life                    All Products                            70.00
Version

Lifetime GWB (2008         All Products sold on or before February 20, 2009          65.00
Version) - Single Life
Version

Lifetime GWB (2008         All Products sold on or before February 20, 2009          85.00
Version) - Joint Life
Version

Lifetime GWB (2008            All Products sold after February 20, 2009             125.00
Version) - Single Life
Version

Lifetime GWB (2008            All Products sold after February 20, 2009             150.00
Version) - Joint Life
Version

D. ACCUMULATION PROGRAM

                                                                             REINSURANCE PREMIUM
 ACCUMULATION PROGRAM                      PRODUCTS COVERED                     (BASIS POINTS)
-------------------------  ------------------------------------------------  --------------------
Guaranteed Accumulation                      All Products                            75.00
Benefit